Exhibit 99.3

CONSENT OF DIRECTOR NOMINEES

December 4, 2020

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), each of the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Virginia National Bankshares Corporation (“Virginia National”) filed on the date hereof and all amendments thereto (the “Registration Statement”), and any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), as a person anticipated to become a director of Virginia National upon completion of the merger described therein, and to the filing of this consent as an exhibit to the Registration Statement.

Signature
/s/ John B. Adams, Jr. John B. Adams, Jr.

/s/ Marc J. Bogan Marc J. Bogan

/s/ Kevin T. Carter Kevin T. Carter

/s/ Randolph D. Frostick Randolph D. Frostick

/s/ Jay B. Keyser Jay B. Keyser

/s/ Sterling T. Strange, III Sterling T. Strange, III